Exhibit 8.1

Subsidiaries of Delhaize Group

(as of December 31, 2008)

A. Fully Consolidated

		Ownership Interest in %
		2008	2007	2006
Alfa-Beta Vassilopoulos S.A.	81, Spata Avenue, Gerakas, Athens, Greece	65.2	61.3	61.3
Aniserco SA	Rue Osseghemstraat 53, 1080 Brussels, Belgium	100.0	100.0	100.0
Athenian Real Estate Development, Inc.	PO Box 1000, Portland, ME 04104, U.S.A.	100.0	100.0	100.0
Atlas A.S.(1)	Za Panskou zahradou 1018, 252 19 Rudna, Czech Republic	—	—	100.0
ATTM Consulting and Commercial, Ltd.	Kyriakou Matsi, 16 Eagle House, 10th floor, Agioi Omologites, P.C. 1082, Nicosia, Cyprus	100.0	100.0	100.0

Backambacht NV(2)	Everdongenlaan 21, 2300 Turnhout, Belgium	—	100.0	100.0
Bevermart NV(2)	Everdongenlaan 21, 2300 Turnhout, Belgium	—	100.0	100.0
Boney Wilson & Sons, Inc.	PO Box 1000, Portland, ME 04104, U.S.A.	100.0	100.0	100.0
CF Bugboort BVBA	Wespelaarsebaan 126, 3190 Boortmeerbeek, Belgium	100.0	100.0	100.0
Delhaize America, Inc.	2110 Executive Drive, Salisbury, NC 28145, U.S.A.	100.0	100.0	100.0
Delhaize Deutschland GmbH	Kapuzinergraben 19, 52062 Aachen, Germany	100.0	100.0	100.0
Delhaize Finance B.V.	Martinus Nijhofflaan 2, 2624 ES Delft, The Netherlands	100.0	100.0	100.0
Delhaize Insurance Company, Inc.	76 St. Paul Street, Suite 500, Burlington, VT 05401, U.S.A.	100.0	100.0	100.0
Delhaize Luxembourg S.A.	6, Route d’Olm, Zone Industrielle, 8287 Kehlen, Grand-Duchy of Luxembourg	100.0	100.0	100.0

Delhaize The Lion America, Inc.	East Paces Ferry Road, Atlanta, GA 30326, U.S.A.	100.0	100.0	100.0
Delhaize The Lion Coordination Center SA	Rue Osseghemstraat 53, 1080 Brussels, Belgium	100.0	100.0	100.0
Delhaize “The Lion” Nederland B.V.	Martinus Nijhofflaan 2, 2624 ES Delft, The Netherlands	100.0	100.0	100.0
Delhaize The Lion Pacific, PLC(2)	Solid Group Building 104, Floor 5, Soi Pattanakarn 40 (Thavorn), Keth Suan Luang, Bangkok 10250, Thailand	—	—	100.0

Delhome SA	Bld de l’Humanité 219/221, 1620 Drogenbos, Belgium	100.0	100.0	100.0
Delimmo SA	Rue Osseghemstraat 53, 1080 Brussels, Belgium	100.0	100.0	100.0
Delnemo A.S.(1)	Za Panskou zahradou 1018, 252 19 Rudna, Czech Republic	—	—	100.0
Delshop SA(3)	Rue Osseghemstraat 53, 1080 Brussels, Belgium	—	—	100.0
Delvita A.S.(1)	Za Panskou zahradou 1018, 252 19 Rudna, Czech Republic	—	—	100.0
Delvita SK, s.r.o.(2)	Slovakia	—	100.0	100.0
Distri Group 21 NV	Everdongenlaan 21, 2300 Turnhout, Belgium	100.0	100.0	100.0
DZA Brands, LLC	2110 Executive Drive, Salisbury, NC 28145, U.S.A.	100.0	100.0	100.0
Ecad NV	Everdongenlaan 21, 2300 Turnhout, Belgium	100.0	100.0	100.0
ENA S.A.	81, Spata Avenue, Gerakas, Athens, Greece	65.2	61.3	61.3
Esmart NV(4)	Everdongenlaan 21, 2300 Turnhout, Belgium	—	100.0	100.0
Essex Realty Corp., Inc.(2)	PO Box 1000, Portland, ME 04104, U.S.A.	—	—	100.0
Flashmarkt NV	Lindenlaan 3, 2340 Beerse, Belgium	100.0	100.0	100.0
FL Food Lion, Inc.	PO Box 1330, Salisbury, NC 28145, U.S.A.	100.0	100.0	100.0
Food Lion, LLC	2110 Executive Drive, Salisbury, NC 28145, U.S.A.	100.0	100.0	100.0
Food Lion (Thailand), Ltd.(5)(2)	Thailand	—	100.0	100.0
Food Lion (Thailand), Inc.(5)	2110 Executive Drive, Salisbury, NC 28145, U.S.A.	100.0	100.0	100.0
Gastro International S.R.L.	Calea Grivitei, N°399, Sector 1, Bucharest, Romania	100.0	—	—
Guiding Stars Licensing Company	P.O. Box 1000, Portland, ME 04104, USA	100.0	—	—
Haagmart NV(2)	Markt 10, 3150 Haacht, Belgium	—	100.0	100.0
Hannbro, Company	PO Box 1000, Portland, ME 04104, U.S.A.	100.0	100.0	100.0
Hannaford Bros. Co.	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	100.0	100.0	100.0
Hannaford Licensing Corp.	PO Box 1000, Portland, ME 04104, U.S.A.	100.0	100.0	100.0
Hannaford Procurement Corp.	PO Box 1000, Portland, ME 04104, U.S.A.	100.0	100.0	100.0

Hannaford Trucking Company, Inc.	PO Box 1000, Portland, ME 04104, U.S.A.	100.0	100.0	100.0
Harveys Stamping Company, LLC	PO Box 646, Nashville, GA 31639, U.S.A.	100.0	100.0	100.0
Hermfri NV	Molsebaan 34, 2480 Dessel, Belgium	100.0	100.0	100.0
Heulcad NV	Dorp 66, 2260 Westerlo/Heultje, Belgium	100.0	100.0	100.0
Holding and Food Trading Co Ltd	O.T. 41, 57022 BI.PE. Thessaloniki, Greece	65.2	—	—
Holding and Food Trading Co Ltd Partnership	O.T. 41, 57022 BI.PE. Thessaloniki, Greece	65.2	—	—
Huro NV	Wezenstraat 4, 2370 Arendonk, Belgium	100.0	100.0	100.0
J.H. Harvey Co., LLC	727 South Davis Street, Nashville, GA 31639, U.S.A.	100.0	100.0	100.0
Jobmart NV	Beukenlei 9, 2960 Brecht/Sint-Job-in’t-Goor, Belgium	100.0	100.0	100.0
Kash n’ Karry Food Stores, Inc.	6422 Harney Road, Tampa, FL 33619, U.S.A.	100.0	100.0	100.0
Katdrink NV	Everdongenlaan 21, 2300 Turnhout, Belgium	100.0	100.0	100.0
Koermart NV	Everdongenlaan 21, 2300 Turnhout, Belgium	100.0	100.0	100.0
Kommar NV	Nijverheidsstraat 14, 2350 Vosselaar, Belgium	100.0	100.0	100.0
La Fourmi S.A.	Siret Street nr. 95 et 1, Sector 1, Bucharest, Romania	100.0	—	—
Ledemart NV	Stadionsstraat 26, 9190 Stekene, Belgium	100.0	100.0	100.0
Leoburg NV	Jacoletstraat 24, 3970 Leopoldsburg, Belgium	100.0	100.0	100.0
Lithia Springs, LLC	6472 East Church Street, Suite H, Douglasville GA 30134, U.S.A.	60.0	60.0	60.0

Maascad NV	Rijksweg 379, 3630 Maasmechelen, Belgium	100.0	100.0	100.0
Marion Real Estate Investments, LLC	2110 Executive Drive, Salisbury, NC 28187, U.S.A.	100.0	100.0	100.0
Martin’s Food of South Burlington, Inc.	PO Box 1000, Portland, ME 04104, U.S.A.	100.0	100.0	100.0
Mega Doi S.R.L	39-49 Nidal Titulesco Avenue, block 12, entrance A+B	99.2	99.2	99.2
	1st district, Bucharest, Romania

Mega Image S.R.L.	95 Siret Street, 1st district Bucharest, Romania	100.0	100.0	100.0

Merelmart NV	Fraterstraat 86/B, 9820 Merelbeke, Belgium	100.0	100.0	100.0
Molmart NV	‘T Laar 2, 2400 Mol, Belgium	100.0	100.0	100.0
Octomarket NV	Everdongenlaan 21, 2300 Turnhout, Belgium	100.0	100.0	100.0
Plain Street Properties, Inc.	PO Box 1000, Portland, ME 04104, U.S.A.	100.0	100.0	100.0
Points Plus Punten SA	Rue Osseghemstraat 53, 1080 Brussels, Belgium	100.0	100.0	100.0
P.L.L.C. S.A.	81, Spaton Ave 15344, Gerakas, Greece	65.2	—	—
Progressive Distributors, Inc.	PO Box 1000, Portland, ME 04104, U.S.A.	100.0	100.0	100.0
Rafo Com Construct S.R.L.	Calea Rahovei, N°299, Sector 5, Bucharest, Romania	100.0	—	—
Redelcover S.A.	Rue de Merl 74, 2146 Luxembourg, Grand-Duchy of Luxembourg	100.0	100.0	100.0

Rethy NV	Everdongenlaan 21, 2300 Turnhout, Belgium	100.0	100.0	100.0
Risk Management Services, Inc.	PO Box 1330, Salisbury, NC 28145, U.S.A.	100.0	100.0	100.0
Rovas 2001 Prodimpex S.R.L.	Siret Street nr. 95, Sector 1, Bucharest, Romania	100.0	—	—
Serdelco S.A.	Avenue de la Créativité 4, 59650 Villeneuve d’Ascq, France	100.0	100.0	100.0
7 Seasons NV	Everdongenlaan 21, 2300 Turnhout, Belgium	100.0	100.0	100.0
Shop ‘N Save - Mass., Inc.	PO Box 1000, Portland, ME 04104, U.S.A.	100.0	100.0	100.0
Smart Food Shopping(6)	Chaussée de Wavre 42A, 5030 Gembloux, Belgium	100.0	100.0	100.0
Supermarkten Voeten-Hendrickx NV	Markt 18, 2470 Retie, Belgium	100.0	100.0	100.0
The Pride Reinsurance Company, Ltd.	The Metropolitan Building, 3rd Floor, James Joyce Street, Dublin 1, Ireland	100.0	100.0	100.0
Universal MVM Conexim S.R.L.	Str. Constantin Rädulescu-Motru, N°12, Bl.27B, ground floor, Sector 4, Bucharest, Romania	100.0	—	—

Vangeelder NV	Everdongenlaan 21, 2300 Turnhout, Belgium	100.0	100.0	100.0
Victory Distributors, Inc.	P.O. Box 1000, Portland, ME 04104, U.S.A.	100.0	100.0	100.0
Viginti NV	Everdongenlaan 21, 2300 Turnhout, Belgium	100.0	100.0	100.0
Wambacq & Peeters SA	Isidoor Crockaertstraat 25, 1731 Zellik, Belgium	85.0	85.0	85.0
Wilmart NV	Everdongenlaan 21, 2300 Turnhout, Belgium	100.0	100.0	100.0
Wintrucks SA	Isidoor Crockaertstraat 25, 1731 Zellik, Belgium	88.0	88.0	88.0

B. Joint Ventures - Proportionally Consolidated

		Ownership Interest in %
		2008	2007	2006
P.T. Lion Super Indo, LLC	JI. Ancol I n°9-10, Ancol Barat, Jakarta, Indonesia	51.0	51.0	51.0

(1)	In November 2006, Delhaize Group discontinued its operations in the Czech Republic.
(2)	Liquidated.
(3)	Sold in June 2007.
(4)	Merged into Distri Group in June 2008.
(5)	In August 2004, Delhaize Group discontinued its operations in Thailand.
(6)	Warenhuizen Troukens-Peeters NV was renamed into Smart Food Shopping during 2008.

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